EXHIBIT 99.1

Press Release Source: Zanett, Inc


Zanett, Inc. Comments on Its Stock Price and Volume Increase
Monday April 19, 1:58 pm ET


NEW YORK--(BUSINESS WIRE)--April 19, 2004--Zanett, Inc. (NASDAQ:ZANE - News) announced today that it is unaware of the reason that its common stock has risen sharply on significant volume today.
Zanett, Inc.'s approach to building shareholder value includes the acquisition of established IT operating companies. In furtherance of this approach, Zanett, Inc. regularly investigates and holds discussions with potential acquisition candidates. Zanett will continue to pursue this strategy and make additional acquisitions through the normal course of business. Zanett, Inc. does not believe that any of these current discussions or potential acquisitions would account for the recent trading volume or common stock price increase.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.



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Contact:
     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy, 212-980-4600 corprelations@zanett.com



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Source: Zanett, Inc